Exhibit 99.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 31, 2022, is entered into by and among Novo Nordisk A/S, a Danish aktieselskab (“Parent”), NNUS New Dev, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder” and together with Parent and Merger Sub, the “Parties” and each, a “Party”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares (“Shares”) of Common Stock of Forma Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) set forth opposite such Stockholder’s name on Schedule A hereto (all such Shares, and any securities convertible into or exercisable or exchangeable or redeemable for Shares, including, without limitation, by the exercise of a Company Option or the settlement of a Company RSU, and any additional Shares and any securities convertible into or exercisable or exchangeable or redeemable for Shares in which such Stockholder acquires record or beneficial ownership on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, the “Subject Shares”);

WHEREAS, Parent, Merger Sub and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (a) Merger Sub to commence a cash tender offer to acquire (subject to, among other conditions, the Minimum Condition) all of the issued and outstanding Shares of the Company (the “Offer”) and, following the consummation of the Offer, the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1. Agreement to Tender. Subject to the terms of this Agreement, each Stockholder agrees to tender or cause to be tendered in the Offer all of such Stockholder’s Subject Shares (other than Company Options or Company RSUs that are not exercised or settled during the term of this Agreement) pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances except for Permitted Encumbrances (as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) business days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (and in respect of any Subject Shares acquired on or following the commencement of the Offer, in no event later than the later of ten (10) business days after the commencement and one (1) business day following such acquisition), each Stockholder shall deliver or cause to be delivered pursuant to the terms of the Offer (a) a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, (b) a certificate representing all such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry share of any uncertificated Subject Shares, and (c) all other documents or instruments, to the extent applicable, required to be delivered by other Company stockholders pursuant to the terms of the Offer in order to effect the valid tender of the Subject Shares (it being understood that this sentence shall not apply to Company Options or Company RSUs that are not exercised or settled during the term of this Agreement). Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. For clarity, no Stockholder shall be required to exercise any unexercised Company Options or settle any Company RSUs held by such Stockholder in order to comply with any provision of this Agreement, but any Shares that result from the exercise of any Company Option or settlement of any Company RSU during the term of this Agreement shall immediately upon such exercise or settlement become subject to those provisions of this Agreement that are not otherwise applicable to unexercised Company Options or unsettled Company RSUs.

1.2. Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) in favor of (a) the adoption of the Merger Agreement and the approval of the Merger and the other Transactions and (b) any other matters necessary or presented or proposed for the Transactions to be timely consummated (ii) against any action, agreement or transaction that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement or (B) result in any of the conditions set forth in Article 7 or Annex I of the Merger Agreement not being timely satisfied; (iii) against any change in the Company Board (unless such proposed change in the Company Board was proposed by the Company Board and is not in connection with or in support of any actual or potential Acquisition Proposal); and (iv) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer or the Merger or the other Transactions. Subject to the proxy granted under Section 1.3, until the Subject Shares are accepted for payment in the Offer, each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. The obligations of each Stockholder specified in this Section 1.2 shall apply whether or not (A) the Offer or the Merger or any action described above is recommended by the Company Board or (B) there has been any Change in Recommendation. Except as set forth in this Section 1.2, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.

1.3. Irrevocable Proxy. Solely with respect to the matters described in Section 1.2, for so long as this Agreement has not been validly terminated in accordance with its terms, each Stockholder hereby irrevocably appoints Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of such Stockholder’s voting rights with respect to all such Stockholder’s Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law) to vote, and to execute written consents with respect to, all such Stockholders’ Subject Shares solely on the matters described in Section 1.2, and in accordance therewith. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive, as applicable, the dissolution, bankruptcy, death or incapacity of such Stockholder. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically and without further action be revoked, terminated and of no further force or effect, immediately upon the valid termination of this Agreement in accordance with its terms. Parent may terminate this proxy with respect to a Stockholder at any time at its sole election by written notice provided to such Stockholder. Except as expressly set forth herein, Parent and Merger Sub acknowledge (i) that the proxy and power of attorney granted hereby shall not be effective for any other purpose, and (ii) such proxy and power of attorney shall not limit the rights of any Stockholder to vote or exercise its rights to consent in favor of or against, or abstain with respect to, any matter presented to the Company’s stockholders that is not subject to the proxy and power of attorney granted to Parent in respect of the Subject Shares pursuant to this Section 1.3.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to such Stockholder’s Subject Shares, to Parent and Merger Sub as to such Stockholder on a several and not joint basis, that:

2.1. Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

2.2. Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on any assets (including Subject Shares) of such Stockholder (other than one created by Parent or Merger Sub), or (e) violate any Law applicable to such Stockholder or by which any of its assets (including Subject Shares) are bound, except as would not, in the case of each of clauses (c), (d) and (e), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to timely perform its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

2.3. Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 or accepted for payment pursuant to the Offer) at all times during the term of this Agreement will be, the sole record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrance, except for (i) any such Encumbrance that may be imposed pursuant to this Agreement or any Organizational Documents of the Company, (ii) the Third Amended and Restated Investors’ Rights Agreement dated as of December 18, 2019, by and among the Company and the investors signatory thereto (the “IRA”) and (iii) transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws (collectively, “Permitted Encumbrances”). The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of “voting stock” of the Company of which such Stockholder is the “owner” (as such terms are defined in Section 203 of the Delaware General Corporation Law) as of the time that the Company Board approved the Merger Agreement. Without limiting the foregoing, as of the date hereof, other than the Subject Shares listed on Schedule A opposite such Stockholder’s name (including any Company Options or Company RSUs), such Stockholder does not own beneficially or of record, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

2.4. Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as set forth in the IRA or as provided hereunder. Such Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

2.5. Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6. Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s assets (including Shares owned beneficially or of record by such Stockholder) before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.7. Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholders that:

3.1. Organization and Qualification. Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing (if recognized in the applicable jurisdiction of organization) under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except where the failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Sub’s ability to timely perform its obligations under this Agreement. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances, except for transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

3.2. Authority for this Agreement. Each of Parent and Merger Sub has the corporate power and authority, and has taken all corporate action necessary, to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

3.3. Non-Contravention. None of the execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which each of Parent and Merger Sub is a party or by which each of Parent and Merger Sub may be bound, (ii) violate any law or order applicable to each of Parent and Merger Sub or (iii) violate any constituent or organizational documents of each of Parent and Merger Sub, except as would not, in the case of each of clauses (i) and (ii), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Sub’s ability to perform its obligations under this Agreement.

3.4. Absence of Litigation. With respect to each of Parent and Merger Sub, as of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of Parent or Merger Sub, threatened in writing against Parent or Merger Sub before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement or otherwise materially impair the ability of Parent or Merger Sub to perform its obligations hereunder.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

4.1. No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, such Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, (f) enter into any Contract or otherwise take any other action that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect as though made on the date of such Contract or action or (g) knowingly approve or consent to any of the forgoing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 5.2. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion. Notwithstanding the foregoing, (x) any Stockholder that is an individual may Transfer Subject Shares (including Company Options and Company RSUs and any Shares underlying such Company Options and Company RSUs) (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (iii) by will or under the laws of intestacy upon the death of such Stockholder, (iv) to any charitable organization or (v) by effecting a “net exercise” of a Company Option or a “net settlement” of a Company RSU in which the Company holds back Shares otherwise issuable (but not the sale of already-owned Shares) either to pay the exercise price upon the exercise of a Company Option or settlement of a Company RSU or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any Company Benefit Plan and (y) any Stockholder that is an entity may Transfer Subject Shares to any Affiliate (as defined below) of such Stockholder or to one or more partners or members of Stockholder; provided, that (1) a Transfer referred to in clauses (x) or (y) (other than clause (x)(v)) of this sentence shall be permitted only if all of the representations and warranties in this Agreement with respect to such Stockholder would be true and correct upon the completion of such Transfer and (2) the transferee of the Transfer referred to in clauses (x) or (y) shall have, prior to any such Transfer, executed and delivered to Parent and Merger Sub a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement. Nothing herein will restrict the ability of Stockholder to exercise any Company Options or settle any Company RSUs. For purpose of this Agreement: “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; and “Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof..

4.2. No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Offer and the Merger.

4.3. Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld with respect to statements made in support of the Transactions), except and to the extent as may be required by applicable Law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto). Such Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any Transactions, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Merger Sub may (provided that the Stockholder shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed), file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Stockholder agrees to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.4. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities and the term “Subject Shares” shall be deemed to refer to and include such securities.

4.5. Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or their affiliates and each of their successors and assigns and their respective directors and officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Offer Acceptance Time or the Closing), except to enforce the terms thereof or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.6. No Solicitation. Each Stockholder (in its capacity as a stockholder of the Company) shall not, and shall cause its controlled Affiliates and its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL), (ii) furnish any non-public information regarding the Company to any Person for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry, or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry . Each Stockholder shall, and shall direct its controlled Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Acquisition Proposal or Acquisition Inquiry, in each case except as expressly permitted by Sections 2.3 and 6.2 of the Merger Agreement and subject to the covenants, restrictions and obligations set forth therein. It is understood that this Agreement limits the rights of Stockholder only to the extent that Stockholder is acting in Stockholder’s capacity as a stockholder of the Company, and nothing herein shall be construed as preventing any Affiliate of Stockholder or any of its Affiliates, acting in its capacity as an officer or director of the Company, or as a trustee or fiduciary of any employee benefit plan or trust, from fulfilling the obligations of such office (including, subject to the limitation contained in Sections 2.3 and 6.2 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of Stockholder acting solely in its capacity as an officer or director, trustee or fiduciary) and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; and it is further understood that notwithstanding anything to the contrary provided in this Agreement, the Stockholder or any of its Affiliates or Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Proposal or Acquisition Inquiry in the event that the Company is permitted to take the actions set forth in the Merger Agreement with respect to such Acquisition Proposal or Acquisition Inquiry to the extent such Acquisition Proposal or Acquisition Inquiry was not due to a breach of this Section 4.6.

ARTICLE V

MISCELLANEOUS

5.1. Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) if sent by email, upon transmission (as long as no notice of failure of delivery is received); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub:

Novo Nordisk A/S
Novo Allé, DK- 2880, Bagsvaerd
Denmark

Attention:	Legal Department
Email:	[Omitted]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue
New York, New York 10017

Attention:	William H. Aaronson
Email:	william.aaronson@davispolk.com

if to any Stockholder:

c/o RA Capital Management, L.P. 200 Berkeley Street, 18th Floor
Boston, MA 02116

Attention:	Sarah Reed
General Counsel

Email:	[Omitted]

and

Goodwin Procter LLP 100 Northern Avenue
Boston, Massachusetts 02110

Attention:	Stuart M. Cable
Lisa R. Haddad
William D. Collins
Andrew H. Goodman

Email:	scable@goodwinlaw.com
lhaddad@goodwinlaw.com wcollins@goodwinlaw.com
agoodman@goodwinlaw.com

5.2. Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any material modification or amendment to the Merger Agreement or the Offer is effected without Stockholder’s written consent that decreases the amount, or changes the form, of consideration payable to such Stockholder pursuant to the terms of the Merger Agreement as in effect on the date hereof or (d) the mutual written consent of Parent and such Stockholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any Willful and Material Breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with Section 5.2.

5.3. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and each Stockholder, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.4. Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Offer and Merger are consummated.

5.5. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided further that nothing in this Section 5.5 shall restrict one or more transfers of the equity of Merger Sub to or among one or more of Parent’s direct or indirect wholly owned Subsidiaries at any time.

5.6. Entire Agreement; Counterparts. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, including by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.7. Enforcement of the Agreement.

(a) Each Stockholder agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that such Stockholder does not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Each Stockholder acknowledges and agrees that (i) Parent and Merger Sub shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.8(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of this Agreement and the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement. Each Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Stockholder acknowledges and agrees that, in seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7, Parent and Merger Sub shall not be required to provide any bond or other security in connection with any such order or injunction.

(b) Each Stockholder acknowledges and agrees that time is of the essence and that the Parties would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its specific terms (but subject to any time period allotted for such performance by such terms). It is accordingly agreed that, as to any Legal Proceedings in which Parent or Merger Sub seeks specific performance or other equitable relief pursuant to Section 5.7(a), each Stockholder shall use its commercially reasonable efforts to seek an expedited schedule for such proceedings and shall not oppose Parent’s or Merger Sub’s request for expedited proceedings.

5.8. Jurisdiction; Waiver of Jury Trial.

(a) In any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby: (i) each of Merger Sub and each Stockholder irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of Merger Sub and each Stockholder irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 5.1; provided that nothing in this Section 5.8(a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law. Each of Merger Sub and each Stockholder irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.8(b).

5.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.10. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and their permitted assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.12. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Schedules” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits, Schedules or Annexes to this Agreement.

(e) The bold-faced, underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) All references to “cash,” “Dollars” or “$” are to United States Dollars, unless expressly stated otherwise.

5.13. Further Assurances. Upon the reasonable request of Parent, each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.

5.14. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director or officer of the Company. Nothing herein shall in any way restrict a Stockholder that is director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of the Company.

5.15. Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective time.

5.16. No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

5.17. Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Merger Sub agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

5.18. No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

5.19. Definitions. For purposes of this Agreement, “business day” means any day except (i) a Saturday or a Sunday, (ii) a day on which banks in the City of New York are authorized or required by Law to be closed, or (iii) a day on which the principal offices of the SEC in Washington, D.C. are not open to accept filings.

5.20. Change in Subject Shares. Each Stockholder agrees to promptly, and in no event later than within one (1) business day, notify Parent of any acquisition of Subject Shares (including from the exercise or settlement, as applicable, of Company Options or Company RSUs) and the number of such Subject Shares. Upon any such acquisition of Subject Shares, Schedule A shall be deemed updated accordingly without any further action by any party hereto.

5.21. IRA Termination; Release. Effective as of the Offer Acceptance Time, each Stockholder, on behalf of such Stockholder and its Affiliates, successors and assigns (collectively, the “Releasing Parties”), forever (x) agrees to terminate the IRA and (y) irrevocably waives, releases, remises and discharges Parent, Merger Sub, each Acquired Company, their respective predecessors, successors and Affiliates and, in their capacities as such, the stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans of the foregoing (collectively, the “Released Parties”) from any claim or liability that such Releasing Party may currently have, or may have in the future, against any such Released Party arising prior to, on or after the date hereof arising in connection with the IRA.

[Signature Pages Follow]

The parties are executing this Agreement on the date set forth in the introductory clause.

NOVO NORDISK A/S

By:	/s/ Martin Holst Lange
Name: Martin Holst Lange
Title: Executive Vice President

By:	/s/ Karsten Munk Knudsen
Name: Karsten Munk Knudsen
Title: Executive Vice President

NNUS NEW DEV, INC.

By:	/s/ Ulrich Christian Otte
Name: Ulrich Christian Otte
Title: President

[Signature Page to Tender and Support Agreement]

STOCKHOLDER

RA Capital Healthcare Fund, L.P.

By: its General Partner, RA Capital Healthcare Fund GP, LLC

By:	/s/ Peter Kolchinsky
Name: Dr. Peter Kolchinsky
Title:

STOCKHOLDER

RA Capital Nexus Fund, L.P.

By: its General Partner, RA Capital Nexus Fund GP, LLC

By:	/s/ Peter Kolchinsky
Name: Dr. Peter Kolchinsky
Title:

STOCKHOLDER Dr. Peter Kolchinsky

/s/ Peter Kolchinsky

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares	Number of Company Stock Options	Number of Company Restricted Stock Units
RA Capital Healthcare Fund, L.P.	7,500,226	—	—
RA Capital Nexus Fund, L.P.	1,511,425	—	—
Dr. Peter Kolchinsky	—	24,283	4,500

[Schedule A to Tender and Support Agreement]